Exhibit 16.1

GRANT THORNTON LLP	February 16, 2023
2555 East Camelback Road, Suite 500
Phoenix, AZ, 85016
U.S. Securities and Exchange Commission
D +1 602 474 3400	Office of the Chief Accountant
F +1 602 474 3421	100 F Street, NE
Washington, DC 20549

Re: Quanergy Systems, Inc.
File No. 001-39222

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Quanergy Systems, Inc. dated February 16, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.